EXHIBIT 10.35

                                                              EXECUTION ORIGINAL

                        LAND AND BUILDING LEASE AGREEMENT

      THIS LAND AND BUILDING LEASE AGREEMENT (this "LEASE"), dated to be effective as of July 20, 2004, is made by and between THRIFTY OIL CO., a California corporation ("LANDLORD") having an address at 13116 East Imperial Highway, Santa Fe Springs, CA 90670, Attn: Moshe Sassover and Barry Berkett, and FMI INTERNATIONAL LLC, a Delaware limited liability company ("TENANT") having an address at 800 Federal Boulevard, Carteret, NJ 07008, Attn: President.

                                    RECITALS

      A. Landlord is the owner of that certain real property located in the County of Riverside and the State of California and described on EXHIBIT "A" attached hereto and incorporated herein (the "LAND"), together with the building containing approximately 532,000 square feet (the "BUILDING") and any and all other improvements located thereon, and all rights, privileges, easements, tenements, hereditaments, rights of way and appurtenances belonging or appertaining thereto (including all right, title and interest of Landlord in, to and under any and all roads, streets, alleys and driveways adjacent thereto), as are now owned or hereafter acquired by Landlord (collectively, including the Land and the Building, the "LEASED PREMISES"), having a street address of 3355 Dulles Drive, Mira Loma, California 91752.

      B. Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord, subject to and in accordance with the terms and conditions of this Lease.

      C. Landlord and Footstar Corporation, a Texas corporation ("FOOTSTAR") are parties to a Purchase and Sale Agreement and Escrow Instructions dated of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which Landlord is purchasing from Footstar the Land and the Building comprising the Leased Premises, and Tenant and Footstar are parties to an Asset Purchase Agreement dated of even date herewith (the "ASSET PURCHASE AGREEMENT") pursuant to which Tenant is purchasing from Footstar all of the fixtures, equipment, machinery, inventory, furniture, furnishings and other personal property located on the Leased Premises, including without limitation all warehouse equipment, industrial equipment, four wall system capabilities (including but not limited to WMS and WCS systems), material handling equipment, warehouse supplies, furniture and other items, as more particularly set forth in the Asset Purchase Agreement (but not including any building components (rather than business operation fixtures and equipment) including, without limitation any building electrical, mechanical or HVAC components).

      D. Tenant and Footstar are also entering into a Receiving, Warehousing and Physical Distribution Services Agreement dated of even date herewith (together with any and all amendments thereto, the "OPERATING AGREEMENT"), pursuant to which Tenant agrees to provide certain services and facilities to Footstar and grants Footstar certain rights with respect to the business operations to be conducted by Tenant on the Leased Premises, as more fully set forth in the Operating Agreement.

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                                    AGREEMENT

      1. GRANT OF LEASE. In consideration of the Rent and the mutual covenants and agreements contained in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, subject to and in accordance with the terms, provisions and conditions set forth in this Lease. The Leased Premises is leased to Tenant in its current, as-is condition, without any warranty as to such condition, and Tenant acknowledges that it has inspected and accepts the Leased Premises in its current, as-is condition.

      2. TERM. The initial term (the "INITIAL TERM") of this Lease shall be eight (8) years commencing on the date of this Lease (the "COMMENCEMENT DATE") and expiring on July 19, 2012 (the "EXPIRATION DATE"), unless sooner terminated as provided herein, and subject to extension by Tenant as provided in Section 3 below.

      3. OPTION TO EXTEND. Tenant shall have the right to extend the Initial Term for one additional five (5) year period (the "EXTENSION TERM") by delivering written notice to Landlord on or before the date which is one year prior to the Expiration Date, provided that Tenant is not in default at the time such notice is given or at the commencement of the Extension Term. The Extension Term shall be on the same terms and conditions contained herein applicable at the Expiration Date, except the Rent shall be the then-fair market rental value for the Leased Premises, which means what a landlord under no compulsion to lease the Leased Premises and what a tenant under no compulsion to lease the Leased Premises would determine as rent for the Extension Term, as of the commencement of the Extension Term, taking into consideration the uses permitted under this Lease, the quality, size, design, age, and location of the Leased Premises, and the rent for comparable buildings located in the vicinity of Mira Loma, California, but excluding any consideration of the value of Tenant's fixtures, machinery, systems, equipment, and other Tenant's Property, Alterations or other improvements installed or located by Tenant therein. The fair market rental value shall be as determined by Landlord in the reasonable exercise of its real estate business judgment; provided, however, if Tenant objects to such determination made by Landlord, within ten (10) days after receipt of written notice of such rental amount by Tenant, each party shall within fifteen (15) days (after then end of the 10-day period) select an independent third-party appraiser, which appraisers shall within fifteen (15) days after their selection select a third independent third-party appraiser who shall within thirty (30) days after such selection determine the fair market rental value for the Leased Premises for the Extension Term, which the parties agree shall be binding. Notwithstanding the foregoing, in no event shall the Rent for the Extension Term be less than the Rent last in effect prior to the Extension Term. The Extension Term shall commence at midnight on the date on which the Initial Term expires and shall continue until the fifth (5th) anniversary thereof. (The Initial Term and the Extension Term are collectively referred to herein as the "TERM").

      4. OPTION TO TERMINATE. Notwithstanding anything to the contrary contained herein, Tenant shall have the option to terminate this Lease effective at any time prior to the fourth (4th) anniversary of the Commencement Date, with delivery of at least 120 days' prior written notice to Landlord stating therein the termination date, upon which date this Lease shall terminate as if such date were the date originally scheduled for expiration of this Lease; provided, however, if such termination is to occur at any time during the first two years of this Lease, Landlord shall

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waive monthly payments of Rent (but not Additional Rent) by Tenant for the 120
day period immediately prior to termination.

      5. HOLDOVER TENANCY. In the event that Tenant continues to occupy the Leased Premises beyond the expiration of the Term, such occupancy shall be a tenancy-at-sufferance, commencing at midnight on the date on which the Initial Term or Extension Term expires, upon the same terms and conditions as contained herein, and at a rental rate equal to one hundred fifty percent (150%) of the Rent paid immediately prior to the expiration of the Initial Term or the Extension Term. This holdover provision does not authorize any holdover occupancy that is not expressly authorized by Landlord in writing.

      6. ANNUAL RENT. During the Term, Tenant agrees to pay Landlord rent (the "RENT") in the amounts set forth on Exhibit B attached hereto, prorated for any partial months. Rent shall be payable monthly in advance on the first day of each and every calendar month during the Term. The first Rent payment shall be due on the Commencement Date. If any installment of Rent or other payment is not paid within five (5) days of the date due, Tenant shall pay a late fee in the amount of 5% of such payment to offset additional costs incurred by Landlord by reason of such late payment.

      7. NET LEASE. The Rent and other sums and charges to be paid by Tenant as provided in this Lease shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, as additional rent, all costs, charges obligations, taxes, assessments and expenses of every kind and nature against or relating to the Leased Premises or the use, occupancy, insurance, maintenance, repair or replacement thereof, which arise or become due during the Term of this Lease (the "ADDITIONAL RENT"), and Landlord shall have no obligation therefor. Landlord shall not bear any costs or expenses relating to the Leased Premises nor provide any services or do any act in connection with the Leased Premises except as otherwise specifically provided in this Lease. Tenant agrees that Landlord shall not be obligated to assume any Service Contracts (as defined in the Asset Purchase Agreement) in connection with Footstar's sale of the Leased Premises to Landlord.

      8. SECURITY DEPOSIT. Tenant shall pay to Landlord the sum of One Hundred Six Thousand Four Hundred and no/100ths Dollars ($106,400.00) (the "SECURITY DEPOSIT"), which is the equivalent of one month's Rent, as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. The Security Deposit shall be paid by Tenant in three monthly installments of $35,467, $35,467, and $35,466 payable respectively with the first three monthly payments of Rent owed to Landlord during the Initial Term. Upon and during the continuance of an Event of Default by Tenant under this Lease, Landlord may, without prejudice to any other remedy and without waiving such Event of Default, apply all or any portion of the Security Deposit to the extent necessary to cure such Event of Default by Tenant. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. The Security Deposit, or so much thereof as is then held by Landlord, shall be returned to Tenant, without interest, at the expiration or earlier termination of this Lease provided Tenant is not then in default hereunder. If Landlord transfers its interest in the Leased Premises during the term of this Lease, Landlord may assign the Security Deposit together with assignment of this Lease to the transferee, and Landlord thereafter shall have no further liability for the return of such Security Deposit.

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      9. TENANT'S USE. Tenant is engaged in the business of providing third party logistics, distribution and transportation services including, but not limited to (i) air and ocean freight forwarding worldwide, and (ii) transloading, warehousing, distributing, providing value added services, information technology services, and local and long-distance trucking throughout North America. Tenant may use the Leased Premises for such purposes, or uses incidental thereto ("TENANT'S USE") and for no other use or purpose. Tenant shall not be required to continuously occupy the Leased Premises or to continuously operate its business at the Leased Premises, and may vacate and cease operations on the Leased Premises, provided that Tenant otherwise complies with the requirements of this Lease. Tenant shall comply in all respects with all applicable laws, orders, ordinances, directives, rules, regulations and requirements of any duly constituted public authority relating to the Leased Premises and Tenant's use of, and business and operations conducted on or from, the Leased Premises, and with all recorded covenants, conditions and restrictions applicable to the Leased Premises; PROVIDED, HOWEVER, that Tenant shall not be obligated to perform or pay for any repairs or replacements to the Building or any electrical, mechanical or HVAC components required to bring the Leased Premises into compliance with laws at the Commencement Date of the Lease, except if such requirements relate solely to Tenant's use of and business operations conducted on the Leased Premises. With the prior consent of Landlord (not to be unreasonably withheld, conditioned or delayed), Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant or, with the prior consent of the Landlord (not to be unreasonably withheld, conditioned or delayed), in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any law without incurring any lien, charge, or liability of any kind against the Leased Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure to comply.

      10. UTILITIES. Tenant shall be responsible for obtaining and paying for as Additional Rent all utilities serving the Leased Premises during the Lease. Tenant may install or cause to be installed any utility service lines and facilities on the Leased Premises as Tenant in its discretion deems necessary or desirable, including without limitation the installation of telecommunication lines and facilities through the exterior walls and on the roof of the Building (provided that all such work shall be done in accordance with plans and specifications which have been approved by Landlord as provided herein, which approval shall not be unreasonably withheld, conditioned or delayed, and provided that, at Landlord's option, Tenant shall remove all such installations at Lease termination or expiration and repair all damage, unless at the time of Tenant's request for Landlord's approval Tenant shall have requested and Landlord shall have agreed that removal of such installations by Tenant will not be required). Tenant shall contract directly with the utility providers, and pay when due all charges for gas, electricity, water, sewer, telecommunications and other utility services used, rendered or supplied to or for the Leased Premises during the Term.

      11. MAINTENANCE AND REPAIRS. Tenant shall maintain at Tenant's sole cost and expense the Leased Premises in the same condition and repair as delivered by Landlord on the Commencement Date, reasonable wear and tear (which occurs despite Tenant's performance of its maintenance and repair obligations under this Lease), damage by casualty to the extent not caused by Tenant or its agents or invitees, or condemnation, and damage resulting from the gross negligence or willful misconduct of Landlord excepted, and will make all repairs, maintenance and replacements required to maintain such condition. Notwithstanding the foregoing, costs for

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replacement (but not repairs involving no capital improvements) of the roof and the walls, columns and footings (but not the slab) of the Building shall be shared between Landlord and Tenant, provided there is an independent written confirmation of the need therefor, and Tenant's share of such cost shall be determined by multiplying such cost by a fraction, the numerator of which is the number of years (prorated for partial years) remaining in the Term (including the Extension Term if then or thereafter exercised) and the denominator of which is 15 in the case of the roof and 20 in the case of walls, columns, and footings. At the expiration or earlier termination of this Lease, Tenant will surrender the Leased Premises in the same condition and repair as delivered by Landlord on the Commencement Date, reasonable wear and tear (which occurs despite Tenant's performance of its maintenance and repair obligations under this Lease), damage by casualty to the extent not caused by Tenant or its agents or invitees, or condemnation, and damage resulting from the gross negligence or willful misconduct of Landlord excepted. Tenant shall remove the conveyor systems and related components, and Tenant may remove all other Tenant's Property and Alterations from the Leased Premises unless the removal thereof will adversely affect the structure or major systems of the Building. Tenant will repair any damage occasioned by any removal by Tenant, which obligation will survive the end of this Lease.

      12. TAXES. Tenant shall pay before they become delinquent, as Additional Rent, all real estate taxes and assessments imposed during the Term upon or against the Leased Premises. Tenant shall deliver to Landlord reasonable written evidence of such payment not less than ten (10) business days before the date such taxes and assessments would be delinquent. It any taxes and assessments may be paid in installments, then Tenant may pay such taxes and assessments in installments as long as Tenant provides evidence of payment to Landlord at least ten (10) days before the date such installments would be delinquent. Taxes and assessments shall be prorated based on the most recent assessment and levy between Landlord and Tenant for any partial years of the Lease Term. Tenant shall have the right, but shall not be obligated, to contest any taxes or assessments levied against the Leased Premises, and Landlord shall cooperate reasonably with Tenant, at Tenant's expense, in connection with such contest. Any abatement, reduction or recovery of taxes or assessments applicable to amounts paid or payable by Tenant shall be payable solely to Tenant. In addition to payment of real estate taxes, Tenant shall pay when due all personal property taxes, assessments, fees and assessments due to any owner's association, license fees and other charges assessed against Tenant's Property located from time to time on the Leased Premises.

      Notwithstanding the foregoing, following an Event of Default by Tenant hereunder and continuing after any cure thereof, at Landlord's option, Tenant shall pay real estate taxes and assessments by making monthly escrow payments to Landlord, in amounts as are reasonably estimated by Landlord from time to time, with any underpayment or overpayment, and additional payment from or refund to Tenant reconciled at the time such taxes are paid by Landlord.

      13. INSURANCE.

            (a) LANDLORD'S INSURANCE. From the Commencement Date and continuing throughout the Term, Landlord shall maintain "ALL-RISK" property insurance in an amount equal to the full replacement cost of the Building and any real property improvements located on the Leased Premises, with such additional coverages (including, without limitation, earthquake

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coverage and rent loss coverage) as Landlord shall elect. Landlord shall upon
Tenant's request, provide Tenant with a copy of Landlord's certificate of insurance. Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after Landlord provides Tenant invoices or other evidence reasonably satisfactory to Tenant of the cost of insurance.

            (b) TENANT'S INSURANCE. From the Commencement Date and continuing throughout the Term, Tenant shall maintain insurance for the full replacement cost thereof insuring Tenant's Property and any Tenant improvements located on the Leased Premises, and all property of any other party located on the Leased Premises for which Tenant has assumed custody or control, as well as commercial general liability insurance (in primary and/or umbrella policies) covering the Leased Premises in the amount of at least $10,000,000 for property damage or bodily injury or death of any one person and $10,000,000 for any one occurrence. Tenant shall name Landlord as an additional insured for liability insurance and provide a certificate of insurance to Landlord upon request. All insurance required to be maintained hereunder may be provided by blanket insurance policies.

            (c) WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other and against the officers, directors, shareholders, employees, agents, contractors and representatives of the other to the extent that such loss or damage is insured against (or is required hereby to be insured against by the party suffering the loss) in any insurance policy which either party may have in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained herein. Landlord and Tenant shall, from time to time, upon request, cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all insurance policies carried in connection herewith.

      14. QUIET ENJOYMENT. Landlord covenants that so long as Tenant fulfills the conditions and covenants required of it to be performed, Tenant will have peaceful and quiet possession of the Leased Premises for the Term free from disturbance or hindrance by any party claiming by, through or under Landlord.

      15. NON-DISTURBANCE AND ATTORNMENT. Landlord shall use commercially reasonable efforts to obtain from every senior landlord, if any, and every senior or junior mortgagee and holder of a deed of trust encumbering Landlord's interest in the Leased Premises (collectively, the "FEE MORTGAGEES"), a commercially reasonable agreement, in recordable form, wherein each Fee Mortgagee agrees to not disturb Tenant's possession or use of the Leased Premises or deprive Tenant of any rights or increase any of its obligations under this Lease, provided Tenant is not in default of its obligations under this Lease (the "SUBORDINATION, RECOGNITION AND NON-DISTURBANCE AGREEMENT"). Notwithstanding Landlord's satisfaction of the foregoing requirement, this Lease shall be subordinate to any Fee Mortgage now existing or arising after the date of this Lease, or any renewal, extension or replacement thereof only if Landlord provides Tenant with a Subordination, Recognition and Non-Disturbance Agreement executed by each Fee Mortgagee. If Landlord fails to provide such Subordination, Recognition and Non-Disturbance Agreement to Tenant for any Fee Mortgagee holding a lien or encumbrance senior to this Lease, Tenant shall have the right at any time thereafter, prior to Tenant's receipt of such agreement, to terminate this Lease upon sixty (60) days' prior written notice to Landlord, unless

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Landlord shall, within such notice period obtain such Subordination, Recognition and Non-Disturbance Agreement.

      16. IMPROVEMENTS AND ALTERATIONS. Tenant shall have the right to make alterations, additions and improvements (collectively, the "ALTERATIONS") to the Leased Premises as Tenant may deem desirable; provided, however, that if the exterior appearance, or structural elements of the Building, or Building systems will be affected by such Alterations, or if such Alterations will cost more than $25,000, Tenant shall give written notice and complete plans and specifications to Landlord of the proposed Alterations and Landlord shall have 30 days after the receipt of such notice to consent to or disapprove the Alterations. If Landlord disapproves such Alterations, Landlord shall detail the reasons for such disapproval. Any Alterations constructed upon the Leased Premises by Tenant shall be and remain the property of Tenant during the Term. At Landlord's request (unless at the time of Tenant's request for Landlord's approval Tenant shall have requested and Landlord shall have agreed that removal of such installations by Tenant will not be required), or upon Tenant's election (notwithstanding any request otherwise by Tenant made at the time of Landlord's approval), Tenant shall remove the Alterations upon expiration or earlier termination of this Lease and repair any damage caused by such removal.. All Alterations shall be accomplished by Tenant using adequately insured and bonded contractors reasonably approved by Landlord, in a good, expeditious, quality and workmanlike manner, in conformity with applicable laws, regulations, ordinances and orders and any covenants, conditions and restrictions encumbering the Leased Premises, and in accordance with the plans and specifications approved by Landlord as provided above. Tenant shall pay when due all claims for labor and materials related to all Alterations and will not allow any lien to attach to the Leased Premises, unless Tenant is diligently contesting the removal of such lien and has provided a bond or other security required under applicable law to avoid forfeiture of the Leased Premises, or as may otherwise be reasonably acceptable to Landlord. Landlord may enter upon the Leased Premises for the purpose of inspecting the work and for posting appropriate notices with respect to any Alterations, including but not limited to notices of non-responsibility. The conveyor systems and related components purchased by Tenant from Footstar shall be removed by Tenant and any damage caused by such removal shall be repaired by Tenant upon expiration or earlier termination of this Lease.

      17. DAMAGE OR DESTRUCTION. If at any time during the Term, the Leased Premises or any portion thereof is damaged or destroyed by fire or other casualty, Landlord shall within forty-five (45) days from the date of said damage or destruction notify and inform Tenant as to the amount of time required for Landlord at its expense to restore the Leased Premises reasonably to the condition existing prior to such damage or destruction (the "RESTORATION PERIOD"). If the Restoration Period exceeds two hundred forty (240) days, within twenty (20) days after receipt of such notice of the Restoration Period, either party may, by notice to the other party, elect to terminate the Lease, in which event the parties shall be released from all further obligations and liability thereunder (except for such obligations that expressly survive termination). If neither party elects to terminate the Lease, the Lease shall continue, subject to restoration of the Leased Premises by Landlord within the time period identified in Landlord's notice as the Restoration Period, as extended by any events or conditions beyond the reasonable control of Landlord. In the event the repair or rebuilding of the Leased Premises has not been completed within the Restoration Period, as extended by any events or conditions beyond the reasonable control of Landlord, Tenant may: (a) agree to an extension of the Restoration Period; or (b) terminate this

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Lease and the parties shall be released from all further obligations and liability hereunder (except for such obligations as expressly survive termination). During any period that the damage or destruction is such as to render the use of the Leased Premises impractical or impossible, as reasonably determined by Tenant, the Rent and other charges payable by Tenant shall abate (proportionate to the portion of the Leased Premises so affected) from the date of such casualty or damage through the completion of repairs.

      18. TENANT'S DEFAULT. In the event Tenant shall fail to pay the Rent when due or shall fail to perform any of its other obligations under the Lease, after notice of such default shall have been given as provided below (an "EVENT OF DEFAULT BY TENANT"), Landlord may elect, without waiver of any other rights or remedies available to Landlord, to either: (a) re-enter the Leased Premises by summary or similar proceedings and re-let the Leased Premises, using reasonable efforts therefor, or (b) to terminate this Lease and obtain possession of the Leased Premises. In addition to, and not in lieu of, the foregoing remedies, Landlord may at any time, but shall not be obligated to, cure any default of Tenant, and in such event, all reasonable, out-of-pocket costs incurred by Landlord shall be paid to Landlord by Tenant.

      In the event Landlord elects to re-enter the Leased Premises, Landlord may, but shall not be obligated to, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such rental and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees as well as costs associated with any necessary repairs; third, to the payment of Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord on the Rent payment date provided herein. Landlord shall use reasonable efforts to mitigate damages by reletting. If such rentals and sums are more, Tenant shall have no right to the excess.

      If Landlord shall elect to terminate this Lease, Landlord shall be entitled to recover from Tenant all costs incurred by Landlord by reason of Tenant's default, including, without limitation, all costs incurred to relet the Leased Premises, together with all Rent due to the date of termination, plus an amount equal to the then-present value (as calculated by Landlord in the reasonable exercise of its real estate business judgment) of the excess of the Rent reserved in this Lease for the remainder of the Term over the fair market value of the Leased Premises for the remainder of the Term.

      Landlord shall not exercise remedies for default hereunder on the part of Tenant until 5 days after Tenant's receipt of written notice of any monetary default, provided that such notice shall not be required to be given by Landlord more than twice in any 12-month period, and 30 days after Tenant's receipt of written notice of any non-monetary default, and Tenant within such time shall have failed to remedy such default. If any default by Tenant, except monetary

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defaults, cannot reasonably be cured within 30 days after receipt of such notice, then Tenant, provided that Tenant is diligently pursuing such cure, shall have additional time, not in excess of 60 days, as may be reasonably necessary to cure such default. Landlord shall not exercise any remedies otherwise available to Landlord under this Lease and/or at law or in equity without having given the notices and allowed the cure periods expressly set forth in this Lease. Landlord agrees to accept cure of any Tenant Event of Default from Footstar; provided that such cure is made within the time allowed to the Tenant for such cure.

      19. LANDLORD'S DEFAULT. Should Landlord default in the performance of any of the covenants on the part of Landlord to be kept or performed and such default shall continue for thirty (30) days after receipt of written notice from Tenant stating the nature and extent of the default (an "EVENT OF DEFAULT BY LANDLORD"), and provided that Landlord is diligently pursuing such cure, Landlord shall have additional time, not in excess of 60 days, as may be reasonably necessary to cure such default, Tenant shall, at its option, and in addition to any other remedy available to Tenant at law or in equity, have the right to terminate this Lease upon delivery of written notice to Landlord, or cure the Event of Default by Landlord, including, but not limited to, the making of any repairs or replacements to the Leased Premises, and Landlord shall reimburse Tenant, on demand, for all of Tenant's reasonable, out-of-pocket costs. Notwithstanding the foregoing, Tenant may cure any default, with only such notice to Landlord as is reasonable under the circumstances, where the failure to promptly cure such default would create or allow to persist a condition constituting an imminent threat to human health or substantial damage to property.

      Any default notice to landlord shall also be given to any lender for Landlord with respect to which Landlord gives Tenant notice of such lender's name and address, and such lender shall have the right, but not the obligation, to cure such default.

      Upon final judicial determination of the validity and amount of any costs incurred by Tenant in performing any of the Landlord's obligations hereunder as aforesaid, Tenant may set-off such costs incurred by Tenant against Rent or and any other payment by the Tenant due or to become due hereunder.

      20. CONDEMNATION. If any portion of or interest in the Leased Premises shall be permanently or temporarily (in excess of 180 days) taken under any right of eminent domain or any transfer in lieu thereof, and such taking renders the Leased Premises unsuitable in the reasonable judgment of Tenant for Tenant's Use, Tenant may terminate this Lease by written notice to Landlord within thirty
(30) days after such taking of the Leased Premises. All proceeds of such taking shall be the property of Landlord, except Tenant shall have the exclusive right to claim any proceeds for the taking of Tenant's Property, the unamortized value of Tenant's improvements and Alterations, moving expenses, expenses for disruption and relocation of business, and loss of goodwill, provided that any such payment to Tenant does not reduce the amount that would otherwise be payable to Landlord.

      21. ASSIGNMENT/SUBLET.

            (a) LANDLORD. Except for collateral assignment to a lender to Landlord, no assignment or transfer of this Lease by Landlord shall be binding on Tenant unless the assignee

                                       9.

or transferee shall assume and agree to be bound by the terms of the Lease, including without limitation the provisions of Section 21(c) below, to the extent of obligations accruing after such assignment.

            (b) TENANT. Tenant shall not have the right to assign, mortgage, sublease or otherwise transfer its interest in the Leased Premises without the consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, provided, however, that no such assignment or transfer shall relieve Tenant of any obligations or liability hereunder. Notwithstanding the foregoing, Tenant shall have the right, with prior notice to Landlord but without the consent of Landlord, to assign its rights, privileges and obligations under this Lease to (i) an entity which controls, is controlled by, or is under common control with Tenant, (ii) any entity which merges or consolidates with or acquires all or substantially all of the assets of Tenant, or (iii) Footstar as provided in Section 22 below. In the event of a sublease of the Leased Premises or an assignment of the Lease by Tenant, Landlord and Tenant shall share, 60% to Landlord and 40% to Tenant, in the net rent payable to Tenant, if any, in excess of the Rent owed by Tenant to Landlord under this Lease, in the case of a sublease, or in any net consideration paid to Tenant, in the case of an assignment.

            (c) TENANT'S LENDERS. Landlord hereby consents to collateral assignment of Tenant's interest under this Lease and leasehold interest in the Leased Premises to Credit Agricole Indosuez, American Capital Financial Services, Inc., American Capital Strategies, Ltd., for themselves or as administrative agent(s) for other lenders, or to any substitute, successor or new lender providing financing or refinancing for Tenant with respect to which Tenant gives Landlord notice of such lender's name and address ("LENDER"), as follows:

         (i) Tenant may grant to Lender a security interest in, among other things, (a) its interest under this Lease pursuant to a collateral assignment of Lease or leasehold deed of trust (the "COLLATERAL ASSIGNMENT") and (b) a security interest in, among other things, some or all of the furniture, fixtures, equipment, machinery, inventory, products, materials and any and all other property now owned or after acquired by Tenant that is not a structural element of the Building and is located on or used in connection with the Leased Premises, regardless of the method or manner in which such property may be affixed to the Building, including without limitation any and all warehouse equipment, industrial equipment, four wall system capabilities (including but not limited to WMS and WCS systems), material handling equipment, warehouse supplies, and any and all other property acquired by Tenant pursuant to the Purchase Agreement or as may be acquired by Tenant from time to time during the Term of this Lease (collectively, the "TENANT'S PROPERTY"), and in no event shall Tenant's Property become or be deemed to be fixtures and improvements of the Leased Premises regardless of the method or manner in which such property may be affixed thereto. Landlord consents to a Collateral Assignment of this Lease to Lender, and agrees that if Lender exercises its rights under such Collateral Assignment and Lender executes and delivers to Landlord a written assumption of this Lease and all of Tenant's covenants and obligations hereunder, and performs all of Tenant's covenants and continuing obligations hereunder, Landlord shall recognize Lender as the "Tenant" under this Lease, entitled to all of the rights and benefits thereof. Landlord hereby subordinates all right, title and interest Landlord had, has or may have in and to the Tenant's Property, including any security interest or landlord's lien, under this Lease or any renewals, extensions, amendments, modifications, substitutions or replacements thereof, or pursuant to statutory or other law in

                                       10.

favor of Lender's security interest with respect to the Leased Premises which shall have priority over the interest of Landlord. Tenant shall have the right at any time and from time to time to transfer, assign, encumber, or remove from the Leased Premises all or any portion of Tenant's Property.

      (ii) If an Event of Default by Tenant shall have occurred and be continuing hereunder (for purposes of this Section 21(c), a "TENANT DEFAULT"), Landlord shall send written notice of such Tenant Default to the holder of any Collateral Assignment at its address as has then been provided to Landlord, as changed from time to time by written notice to Landlord or as Lender may request in a writing delivered to Landlord, at the same time that Lender sends such notice to Tenant, which notice by Landlord to Lender shall be a condition precedent to any termination of this Lease by Landlord in connection with such Tenant Default. Lender shall have the right, but not the obligation, to cure or remove such Tenant Default within thirty (30) days after delivery of such written notice from Landlord, and if such default cannot with diligence be cured within such period, a reasonable time thereafter provided that Landlord is paid all amounts due to Landlord under the Lease and Lender proceeds promptly to cure the same and thereafter prosecutes the curing with diligence; provided that if such Tenant Default is of a nature that it cannot practicably be cured by Lender without taking possession of the Leased Premises, or of a nature that it is not susceptible of being cured by Lender, Landlord shall not terminate this Lease by reason of such Tenant Default, if and so long as Landlord is paid all amounts due to Landlord under the Lease and:

      (A) in the case of a Tenant Default which cannot practicably be cured by Lender without taking possession of the Leased Premises, (1) Lender shall deliver to Landlord, within such initial cure period, a written instrument in which Lender agrees to commence foreclosure proceedings or take any other steps or actions to obtain possession of the Leased Premises, and Lender thereafter commences such proceedings or actions within a reasonable time, diligently prosecutes the same to completion (unless in the meantime Lender acquires Tenant's interest under this Lease, either in its own name or through a nominee, by assignment in lieu of foreclosure or otherwise), and upon obtaining possession of the Leased Premises (including possession by a receiver, nominee or purchaser at a foreclosure or other sale), diligently proceeds to cure such Tenant Default, and (2) at all times prior to Lender taking possession of the Leased Premises, Lender shall cure or remove, in the manner and within the time periods provided in this Section 21(c), any other Tenant Default which is of a nature that is susceptible of being cured by Lender and can practicably be cured by Lender without taking possession of the Leased Premises; or

      (B) in the case of a Tenant Default which cannot be cured by Lender, (1) Lender shall give Landlord a notice as described in clause (A)(1) above, and shall, within a reasonable time, institute foreclosure proceedings or take any other steps or actions to obtain possession of the Leased Premises, and diligently prosecute the same to completion (unless in the meantime Lender acquires Tenant's interest under this Lease, either in its own name or through a nominee, by assignment in lieu of foreclosure or otherwise), upon which event Landlord shall be deemed to have waived all such Tenant Defaults not capable by Lender, and (2) at all times prior to Lender taking possession of the Leased

                                       11.

      Premises, Lender shall cure or remove, in the manner and within the time periods provided in this Section 21(c), any other Tenant Default that is capable of being cured by Lender and can practicably be cured by Lender without taking possession of the Leased Premises.

      (iii) Landlord will accept performance by Lender of any covenant, agreement or obligation of Tenant contained in this Lease with the same effect as though performed by Tenant.

      (iv) If this Lease shall be terminated by Landlord by reason of a Tenant Default, or in the event of the rejection or disaffirmance of this Lease by Tenant pursuant to any bankruptcy law or other law affecting creditor's rights, Landlord will enter into a new lease of the Leased Premises with Lender, or any party designated by Lender, not less than ten (10) days nor more than thirty
(30) days after the request of Lender referred to below, for the remainder of the Lease Term, effective as of the date of such termination, rejection or disaffirmance, upon all of the terms and provisions contained in this Lease (including, without limitation, options to extend the Lease Term), provided that
(A) Lender makes a written request to Landlord for such new lease within thirty
(30) days after the effective date of such termination, rejection or disaffirmance, as the case may be, and such written request is accompanied by a copy of such new lease, duly executed and acknowledged by Lender or the party designated by Lender to be the lessee thereunder, and (B) concurrently with the signing of such new lease by Landlord, Lender cures all defaults under this Lease which can be cured by the payment of money and pays to Landlord all Rent and additional rent which would at the time of such execution by Landlord be due and payable by Tenant under this Lease but for such termination, rejection or disaffirmance. Any new lease made pursuant to this Section 21(c) shall have the same priority with respect to other interests in Leased Premises as this Lease for a term of years equal in duration to the term of the new lease as the same may be extended pursuant to the provisions of said new lease. The provisions of this Section 21(c) shall survive the termination, rejection or disaffirmance of this Lease and shall continue in full force and effect thereafter to the same extent as if this Section 21(c) were a separate and independent contract made by Landlord, Tenant and Lender and, from the effective date of such termination, rejection or disaffirmance of this Lease to the date of execution and delivery of such new lease, Lender may use and enjoy the leasehold estate created by this Lease without hindrance by Landlord. The aforesaid agreement of Landlord to enter into a new lease of the Leased Premises with Lender shall be deemed a separate agreement between Landlord and such holder of a Collateral Assignment, separate and apart from this Lease may not be amended or deleted from this Lease without the consent of such holder of a Collateral Assignment, and shall be unaffected by the rejection of this Lease in any bankruptcy proceeding by any party.

      (v) For so long as Lender shall have the right to enter into a new lease with Landlord pursuant to Section 21(c)(iv), and there shall exist no default which may be cured by the payment of money, Landlord shall not enter into a new lease of the Leased Premises with any person other than Lender, its successors and assigns, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

                                       12.

      (vi) Landlord shall have no right in and to the rentals payable to Tenant under any sublease of all or any part of the Leased Premises, which rentals may be assigned by Tenant to Lender.

      (vii) If Lender notifies Landlord that Tenant has defaulted on its obligations to Lender, Landlord will permit Lender for a reasonable period of time to enter the Leased Premises and take possession of, remove, transfer or otherwise dispose of all or any part of the Tenant's Property, whether or not a Collateral Assignment exists, and will not hinder the actions of Lender in enforcing its security interest, provided Landlord is paid all amounts due Landlord under the Lease (including, without limitation, all Rent due for such period), and provided Lender indemnifies Landlord from any claim, loss or liability (including reasonable attorney's fees) arising out of or related to the activities of Lender pursuant to any such entry and restores any damage to the Leased Premises caused thereby. Landlord will also in such event, at the sole option of lender, permit Lender to remain on the Leased Premises for ninety
(90) days after such party declares the default and takes possession of the Leased Premises, provided Lender pays Rent to Landlord, and performs all other obligations of the Tenant under the Lease, for the period of time Lender remains on the Leased Premises.

      (viii) The provisions of this Section 21(c) are for the benefit of Lender and may be relied upon and shall be enforceable by Lender as if Lender were a party to this Lease. Tenant specifically authorizes Landlord to perform and observe the provisions of this Section 21(c) and Section 22 below and hereby releases Landlord from any and all claims and damages incurred by Tenant by reason of this Section 21(c) or Section 22 below. Neither Lender nor any other holder of the indebtedness secured by any Collateral Assignment or otherwise shall be liable upon the covenants, agreements or obligations of Tenant contained in this Lease, except to the extent provided in this Section 21(c), unless and until Lender or such holder or owner becomes the lessee hereunder or assumes such covenants, agreements or obligations as provided above. Lender may, without affecting the validity of this Section 21(c), extend, amend or in any way modify the terms of payment or performance of any obligations owed by Tenant to Lender, without the consent of Landlord and without giving Landlord notice thereof. The provisions of this Section 21(c) are automatic and self-operative and do not require the execution or delivery by Landlord of any further document or instrument evidencing or acknowledging the rights of Lender; however, Landlord agrees to execute and deliver to Lender any commercially reasonable documents or instruments reasonably requested by Lender, including the form of Landlord's Agreement required by Tenant's Lender under Tenant's existing financing (Credit Agricole Indosuez, American Capital Financial Services, Inc., and American Capital Strategies, Ltd.) as the same may be revised by mutual agreement between Landlord and Tenant's Lender.

      22. ASSUMPTION OF LEASE BY FOOTSTAR. In the event Footstar terminates the Operating Agreement pursuant to Section 13.3 thereof, and provided this Lease is then in full force and effect and free of defaults, then upon delivery of written notice to Landlord, Footstar shall have the right to assume all of the obligations of Tenant under this Lease as if Footstar were the original tenant hereunder. Landlord agrees that if Footstar delivers to Landlord such notice and a written assumption of this Lease and the obligations of Tenant hereunder, Landlord shall recognize Footstar as the "Tenant" under this Lease, entitled to all of the rights and benefits thereof. Tenant agrees to execute and deliver to Landlord an assignment of this Lease to

                                       13.

Footstar and any other documents or instruments as may be reasonably requested by Landlord relating to the provisions of this Section 22.

      23. NOTICES. All notices, demands, or other communications of any type to the parties herein ("NOTICES") shall be void and of no effect unless given in accordance with the provisions of this Lease. All Notices shall be legible and in writing and shall be delivered to the person to whom the Notice is directed, either in person with a receipt requested therefor or sent by a recognized overnight courier service for next day delivery or by United States certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth above, and the same shall be effective (a) upon receipt or refusal if delivered personally, (b) one (1) business day after depositing with such an overnight courier service, or (c) five (5) business days after deposit in the mails if mailed, addressed to Landlord or Tenant. Either party hereto may change the address for Notice specified above by giving the other party ten (10) days advance written Notice of such change of address. In addition, copies of any notice regarding an Event of Default by Tenant shall be sent to Footstar at Footstar Corporation, One Crosfield Avenue, West Nyack, NY 10994 Attention: General Counsel.

      24. REPRESENTATIONS AND WARRANTIES.

            (a) HAZARDOUS SUBSTANCES. Landlord represents and warrants to Landlord's actual knowledge, except to the extent disclosed in any report or written information made available to Tenant, that Landlord has not received any written notification from any governmental authority relating to any hazardous substances and/or wastes, toxic and nontoxic pollutants and contaminants including, but not limited to, petroleum products and asbestos (collectively, "HAZARDOUS SUBSTANCES"), in violation of law, in or near the Leased Premises. If a Hazardous Substance is determined to exist on the Leased Premises prior to commencement of the Term, Landlord shall be responsible to remediate such condition to the extent required by applicable governmental authorities. Neither party shall cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Leased Premises by such party, its agents, employees, contractors, tenants, subtenants or licensees except in compliance with applicable laws. Tenant shall have the right, without providing notice to or obtaining the consent of Landlord, to use standard cleaning solvents and other materials typically used in Tenant's business, provided that Tenant complies with all applicable laws and prudent industry practice in connection with such use.

            (b) LITIGATION. Landlord represents and warrants that to Landlord's actual knowledge, Landlord has received no written notice of any claims, causes of action or other litigation or proceedings pending or threatened in respect to the ownership, operation or environmental condition of the Leased Premises or any part thereof.

            (c) VIOLATION. Landlord represents and warrants that to Landlord's actual knowledge, Landlord has not received any written notice from any governmental authority of violations of any health, safety, pollution, zoning or other laws, ordinances, rules or regulations with respect to any portion of the Leased Premises which have not been heretofore entirely corrected.

                                       14.

            (d) ZONING. Landlord represents and warrants that to Landlord's actual knowledge, Landlord has not received any written notice from any governmental authority that the Leased Premises are not currently zoned to allow the use of the Leased Premises for Tenant's Use.

      25. ESTOPPEL CERTIFICATE. Tenant and Landlord agree at any time and from time to time, upon not less than ten (10) days prior written request from the other party, to execute, acknowledge and deliver to the requesting party a statement in writing, in form and content reasonably acceptable to the requesting party, stating that this Lease is in full force and effect and unmodified (except for such modifications as may be disclosed in the estoppel certificate), there are no defaults by either party under this Lease (or stating the nature of any such defaults), the Term, the Rent, and such other provisions as may reasonably requested by either party. In addition, Tenant shall deliver, at Landlord's request, a copy of its annual unaudited financial statement for use by Landlord in connection with potential financing or sale of the Leased Premises (in each case subject to this Lease as provided herein) and subject Landlord's acknowledgement of confidentiality and nondisclosure restrictions, and, if requested by Tenant, execution by Landlord of a confidentiality agreement in the form required by Tenant in the exercise of its reasonable business judgment.

      26. INDEMNIFICATION.

            (a) Subject to the provisions of Section 13(c), Landlord hereby indemnifies and holds Tenant, Tenant's nominees, members, officers, directors, agents, employees, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys' fees and litigation expenses, arising from the gross negligence or willful misconduct of Landlord or its agents, employees, or contractors occurring on the Leased Premises. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably selected by Tenant.

            (b) Tenant hereby indemnifies and holds Landlord, Landlord's nominees, members, officers, directors, agents, employees, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys' fees and litigation expenses, arising from (i) the use or occupancy of Tenant or its agents, employees, invitees, or contractors of the Leased Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees, or contractors, and (ii) the presence of Hazardous Substances in, under, on or around the Leased Premises first arising or occurring during the Term (except to the extent such Hazardous Substances were present prior to the Commencement
Date). In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably selected by Landlord.

      27. MISCELLANEOUS.

            (a) If either party is delayed or prevented from performing any of its obligations under this Lease, other than the payment of money, by reason of strike, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or any other cause reasonably beyond such

                                       15.

party's control, the period of such event or such prevention shall be deemed added to the time period herein provided for the performance of any such obligation by the applicable party.

            (b) This Lease contains the entire agreement between the parties. No modification, alteration or amendment of this Lease shall be binding unless in writing and executed by the parties.

            (c) The representations, warranties and indemnities contained in this Lease shall survive the termination or expiration of this Lease.

            (d) Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.

            (e) Time is of the essence of this Lease and each provision; provided, however, if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the United States of America, the final date of such period shall be extended to the next business day.

            (f) Each party agrees to pay all commissions, if any, due in connection with the execution of this Lease which are claimed due by reason of the acts or agreements of such party.

            (g) This Lease shall be governed by and construed and interpreted in accordance with the laws of the state in which the Leased Premises is located.

            (h) Landlord and Tenant acknowledge that neither party shall be bound by the representations, promises or preliminary negotiations with respect to the Leased Premises made by their respective employees or agents. Neither party shall be legally bound or liable in any way until this Lease has been fully executed by both parties.

            (i) In the event that either party takes legal action against the other in order to enforce the terms of this Lease, the party in whose favor final judgment is entered shall be entitled to recover from the other party reasonable attorneys' fees, expert witness fees, and costs to be fixed by the court which shall render such judgment.

            (j) This Lease may be executed in counterparts and/or by facsimile signature and each such counterpart signature or facsimile signature shall be treated as an original signature in all respects and shall be binding upon the signatory.

            (k) Landlord may at reasonable times and in a reasonable manner which does not unreasonably interfere with Tenant's Use of the Leased Premises, enter upon the Leased Premises for the purpose of repairing and maintaining it, inspecting it, and exhibiting it, and during the last year of the Term, placing for sale or for lease signs on it, or showing it to prospective purchasers or tenants.

            (l) Tenant shall be entitled at Tenant's expense to install interior and exterior signage subject only to zoning regulations and other applicable municipal rules of the city in

                                       16.

which the Leased Premises is located. All such signage to be removed, and damage repaired, at Tenant's cost, at the expiration or termination of the Lease.

            (m) Subject to the restrictions in Section 21, all terms of this Lease shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns. Footstar is a third party beneficiary of this Lease with respect to Footstar's rights under Section 22 and Footstar's notice and cure rights, and Landlord and Tenant agree not to amend Section 22 without the prior written consent of Footstar.

            (n) Notwithstanding anything contained in this Lease to the contrary, Landlord shall not incur any liability beyond Landlord's interest in the Leased Premises upon a breach of this Lease, and Tenant shall look exclusively to such interest in the Leased Premises for the payment and discharge of any obligations imposed upon Landlord under this Lease.

            (o) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damage.

            (p) Landlord and Tenant agree to execute a Memorandum of Lease in recordable form and to cause such Memorandum to be recorded in the real property records where the Leased Premises is located.

        [Remainder of page intentionally blank; signature page follows.]

                                       17.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to be effective as of the date first above written.

                                   LANDLORD:

                                   THRIFTY OIL CO., a California corporation

                                   By: /s/ Barry Berkett
                                       ---------------------------
                                   Name:  Barry Berkett
                                   Title: EXECUTIVE VP

                                   TENANT:

                                   FMI INTERNATIONAL LLC, a Delaware
                                   limited liability company

                                   By: /s/ Robert O'Neill
                                       ---------------------------
                                   Name: Robert O'Neill
                                   Title: President

                                       18.

                                                              EXECUTION ORIGINAL
                             AGREEMENT OF SUBLEASE

      THIS AGREEMENT OF SUBLEASE (this "SUBLEASE") is made to be effective as of the 20th day of July, 2004, between FMI INTERNATIONAL LLC, a Delaware limited liability company ("SUBLANDLORD"), and FOOTSTAR CORPORATION, a Texas corporation ("SUBTENANT").

                                   BACKGROUND

      A. Sublandlord has entered into that certain Land and Building Lease Agreement dated of even date herewith (together with any and all amendments, modifications and substitutions thereto, the "LEASE") with Thrifty Oil Co., a California corporation ("LANDLORD"), for certain real property comprising the land and an existing 532,000 square foot building and other improvements located at 3355 Dulles Drive, Mira Loma, California 91752 (the "DEMISED PREMISES"), as more fully set forth in the Lease.

      B. Subtenant desires to sublease from Sublandlord, on the terms and conditions hereinafter set forth, approximately 6,230 square feet of space (the "SUBLEASED PREMISES") located within the Demised Premises, as depicted on EXHIBIT A attached hereto.

      C. In addition, Sublandlord and Footstar are entering into a Receiving, Warehousing and Physical Distribution Services Agreement dated of even date herewith (together with any and all amendments, modifications and substitutions thereto, the "OPERATING AGREEMENT"), pursuant to which Tenant agrees to provide certain services and facilities to Footstar and grants Footstar certain rights with respect to the business operations to be conducted by Tenant on the Leased Premises, as more fully set forth in the Operating Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing Recitals and the rents herein reserved and the covenants hereinafter expressed, and intending to be legally bound, Sublandlord and Subtenant agree as follows:

      1. SUBLEASE TERM. Sublandlord hereby demises and sublets to Subtenant, who hereby subleases and takes from Sublandlord, the Subleased Premises for a term (the "TERM") beginning on the date hereof (the "COMMENCEMENT DATE") and ending on July 19, 2012, unless sooner terminated in accordance with the terms of this Sublease. In the event of any earlier termination of the Lease, then the Term of this Sublease shall terminate concurrently therewith. Notwithstanding anything herein to the contrary, in no event shall the Term of this Sublease (including any extensions or renewals thereof) extend beyond the term of the Lease less one day. In the event of any termination of the Operating Agreement for any reason, or upon the occurrence of a default which could result in a termination of the Operating Agreement, Sublandlord shall have the option (but shall not be obligated) to terminate this Sublease by delivering written notice thereof to Subtenant, stating in such notice the termination date, which shall be at least thirty (30) days after delivery of the written notice, upon which date this Sublease shall terminate and the parties shall have no further obligations or liabilities hereunder except for such obligations and liabilities as expressly survive the termination hereof.

      2. Rent. In consideration of the Operating Agreement, and other documents and instruments executed by Subtenant and Sublandlord in connection therewith, and the other obligations of Subtenant under this Sublease, the parties agree that Subtenant shall pay to Sublandlord a one-time rent payment in the amount of Ten and no/l00th Dollars ($10.00), payable on the execution hereof, and that no additional rent shall be payable by Subtenant to Sublandlord during the Term. This Sublease and the rent payable hereunder shall be a gross lease, with Landlord bearing all operating costs and expenses with respect to the Subleased Premises during the Term.

      3. SECURITY DEPOSIT. [Intentionally deleted.]

      4. USE. Subtenant shall not use the Subleased Premises for any purpose other than as an office and purposes incidental thereto, and shall at all times use and occupy the Subleased Premises in compliance with all laws. Subtenant shall neither create nor permit to be created any lien or encumbrance affecting the Subleased Premises or the Demised Premises, and shall immediately discharge any lien or encumbrance arising out of any act or omission of Subtenant.

      5. AS-IS CONDITION. Subtenant acknowledges and agrees that Sublandlord is delivering the Subleased Premises to Subtenant in "AS IS" condition, without representation or warranty whatsoever and without any obligation of Sublandlord to perform any alterations or improvements to the Subleased Premises. Sublandlord shall have no obligation to provide any services to Subtenant other than as set forth in the Operating Agreement.

      6. SUBTENANT'S ALTERATIONS. Subtenant shall not cause or permit the Subleased Premises to be altered or improved in any way during the Term without first obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Subtenant shall not cause or permit any interference with, or disruption of, the business of Sublandlord or others at the Demised Premises during any period of time in which Subtenant is making any approved alterations or improvements to the Subleased Premises. At Sublandlord's request, Subtenant shall post a payment and/or performance bond in the amount of any alterations or improvements assuring lien free completion in accordance with approved plans and specifications. Subtenant shall pay all costs for work performed by Subtenant or caused to be performed by Subtenant on the Subleased Premises, and Subtenant shall keep the Subleased Premises free and clear of all mechanics' and materialmen's liens and other liens on account of work done or materials supplied to Subtenant or persons claiming under Subtenant. All work performed by Subtenant in the Subleased Premises shall be at Subtenant's sole cost and expense and shall be commenced and completed in a good, workmanlike and lien free manner, and in accordance with all applicable laws, including, without limitation, the Americans with Disabilities Act of 1990, as amended. The removal obligations with respect to any alterations or improvements made by Subtenant shall be governed by Section 16 hereof.

      7. MAINTENANCE AND REPAIR. Subtenant shall, at its sole cost, maintain, repair, and replace the interior of the Subleased Premises and facilities exclusively serving the same in good and tenable condition, which shall include, without limitation, interior walls, wall coverings, windows, window coverings, doors, floor coverings, kitchen appliances and facilities, and all items within the Subleased Premises.

      8. UTILITIES. Subtenant shall pay as Rent for all utilities used by Subtenant on the Subleased Premises, which shall include, without limitation, water, sewer, electricity, telephone, telecommunications, and gas service and shall be calculated based on Subtenant's Proportionate share of such costs incurred by Sublandlord. Sublandlord shall not be liable in damages or otherwise for any failure or interruption of (a) any utility service furnished to the Subleased Premises, or (b) the heating, ventilating and air conditioning system, or any other building system. No such failure or interruption shall entitle Subtenant to terminate this Sublease or to abate or offset Rent or other charges.

      9. ASSIGNMENT AND SUBLETTING. Subtenant shall not voluntarily or by operation of law assign, sublet, mortgage, encumber, license or transfer this Sublease or any interest therein, or any right or privilege appurtenant thereto, or permit any person other than Subtenant's employees and customers, to occupy or use the Subleased Premises or any portion thereof without the prior written consent of Sublandlord which consent shall not be unreasonably withheld, conditioned, or delayed. Any such transaction entered into by Subtenant and any instrument evidencing same shall be void and of no effect, and shall, at the option of Sublandlord and without prejudice to Sublandlord's other rights and remedies hereunder or at law or in equity, permit Sublandlord to immediately terminate this Sublease in accordance with the law of the jurisdiction in which the Subleased Premises are located. For purposes of this Section 9, if Subtenant is a corporation, partnership, limited liability company, or other legal entity, the transfer of any ownership interest in such entity resulting in a change in the present control of such entity by the person or persons owning a majority of the ownership interest thereof as of the date of this Sublease shall be deemed an assignment requiring the prior written consent of Sublandlord; provided, however, if Subtenant is a corporation whose stock is traded on a nationally recognized stock exchange, the transfer of Subtenant's stock shall not constitute an assignment requiring Sublandlord's consent under this Section 9. In the event Subtenant receives rent from an assignee, sublessee, licensee, or other transferee in an amount which exceeds that owed to Sublandlord by Subtenant under this Sublease, Sublandlord and Subtenant shall share equally in the excess rental amount and Subtenant shall be deemed to hold Sublandlord's portion in trust until paid to Sublandlord. No such assignment, sublet or other transfer as may be consented to by Sublandlord shall relieve Subtenant of any obligations or liability hereunder, without Sublandlord's express written consent.

      10. HAZARDOUS SUBSTANCES. Subtenant shall not cause or permit any hazardous substances or wastes, or toxic or nontoxic pollutants or contaminants, which shall include, without limitation, petroleum products and asbestos (collectively, "HAZARDOUS SUBSTANCES"), to be brought upon, kept or used in or about the Subleased Premises or the Demised Premises by Subtenant or its agents, employees, contractors, invitees, subtenants or licensees, in violation of applicable laws, codes and ordinances and hereby indemnifies and holds Sublandlord harmless from any violation hereof.

      11. INSURANCE. During the Term of this Sublease, Subtenant shall maintain the following insurance on the Subleased Premises, naming Sublandlord as an additional insured: (a) commercial general liability and property damage insurance in the amount of not less than $2,000,000.00 for property damage or bodily injury or death of any one person and $2,000,000.00 for any one occurrence, and $3,000,000 in the aggregate and (b) all risk coverage insurance together with insurance against sprinkler damage, vandalism and malicious mischief covering Subtenant's leasehold improvements, alterations, and additions to the Subleased Premises, trade fixtures, and personal property from time to time in on or upon the Subleased Premises, in an amount not less than one hundred percent (100%) of their full replacement cost without depreciation. Subtenant shall deliver to Sublandlord a certificate from its insurer declaring such insurance to be in full force and effect.

      12. CASUALTY/CONDEMNATION. In the event of any casualty to or governmental taking or condemnation of all or any portion of the Subleased Premises substantially interferes with the continued use and occupancy of the Subleased Premises by Subtenant or its business operations conducted therein, as determined by Subtenant in its reasonable discretion, for a period of forty-five
(45) days following the occurrence of such casualty or condemnation, Subtenant shall have the right to terminate this Sublease effective as of the date of such casualty or condemnation upon delivery of written notice to Sublandlord. Sublandlord shall have no obligation to restore or repair the Subleased Premises other than as may be determined by Sublandlord in its reasonable discretion and subject to the rights of Sublandlord under the Lease, and in no event shall sublandlord have any obligation to repair or replace any equipment, furnishings, trade fixtures, or other personal property of Subtenant located within the Subleased Premises or elsewhere on the Demised Premises.

      13. INDEMNIFICATION. Subtenant agrees to indemnify and save harmless Sublandlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from Subtenant's use of the Subleased Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Subtenant in or about the Subleased Premises, and will further indemnify and save Sublandlord harmless against and from any and all claims arising from any breach or default on Subtenant's part in the performance of any covenant or agreement on Subtenant's part to be performed pursuant to the terms of this Sublease (including without limitation in connection with any Hazardous Substance), or arising from any act or negligence of Subtenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Sublandlord by reason of any such claim, Subtenant upon notice from Sublandlord covenants to resist or defend at Subtenant's expense such action or proceeding by counsel reasonably satisfactory to Sublandlord. Subtenant hereby assumes all risk of loss of or damage to property in, upon or about the Subleased Premises from theft or patent or latent defect in the Demised Premises or otherwise (which shall include, without limitation, any injury or damage to persons or property resulting from flood, fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain, snow, leaks from any part of the Demised Premises or from the pipes or appliances), and Subtenant hereby waives all claims in respect thereof against Sublandlord, and agrees to defend and save Sublandlord harmless from and against any such claims by others. Notwithstanding anything to the contrary set out above in this Section 13 or elsewhere in this Sublease, Subtenant shall have no obligation to indemnify Sublandlord or save Sublandlord harmless from any claim of any kind or nature to the extent that such claim arises out the negligent act or omission of Sublandlord.

      14. WAIVER OF SUBROGATION. Sublandlord and Subtenant and all parties claiming by or through them mutually release and discharge each other from all claims and liability arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Demised Premises or in connection with property on or activities conducted on the Demised Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

      15. SIGNAGE; EXTERIOR DISPLAYS. Subtenant shall not be permitted to place any temporary or permanent signage, banners, or other displays on the exterior of the Subleased Premises or the Demised Premises without first obtaining (a) the prior written consent of Landlord (if required under the Lease) and Sublandlord, which consent may be given or withheld by Sublandlord in its reasonable discretion, and (b) all necessary permits and approvals therefor.

      16. SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall peaceably surrender the Subleased Premises broom clean and in good condition and repair, and all alterations and improvements to the Subleased Premises shall upon the written request of Sublandlord be promptly removed by Subtenant, ordinary wear and tear and damage by casualty or condemnation excepted. Subtenant shall immediately repair any damage caused to the Subleased Premises by reason of the removal of any such property, and shall otherwise comply with the terms of the Lese with respect to such removal. In the event that Sublandlord fails to provide such written request within 10 days after the expiration or earlier termination of the Sublease, the alterations and improvements made to the Subleased Premises by Subtenant shall become a part of the Subleased Premises, and shall not be removed. Notwithstanding the foregoing, any trade fixtures, signs and other personal property of Subtenant not permanently affixed to the Subleased Premises shall remain the property of Subtenant and may be removed from the Subleased Premises by Subtenant. If any trade fixtures, signs, and other personal property are so removed, Subtenant shall immediately repair any damage caused to the Subleased Premises by reason of the removal of any such property, and shall otherwise comply with the terms of the Lease with respect to such removal.

      17. HOLDING OVER. Subtenant shall not remain in possession of the Subleased Premises after the expiration or earlier termination of the Term without the express written consent of Sublandlord. Should Subtenant hold over without the express written consent of Sublandlord, such tenancy shall be a tenancy from month-to-month and in such case, Rent and all other charges due pursuant to this Sublease shall be payable at 125% of the amount payable during the last year of the Term and such tenancy shall be subject to every other term, covenant and provision of this Sublease. In the event Subtenant holds over without Sublandlord's consent expressed or implied, Subtenant shall be liable for all of Sublandlord's direct and consequential damages, which shall include, without limitation, costs, fees, expenses, damages and attorneys' fees incurred by Sublandlord as a result of Subtenant's holding over, and damages and expenses incurred by Sublandlord for its inability to deliver possession of the Subleased Premises to a new subtenant or to Landlord.

      18. DEFAULT BY SUBTENANT. The occurrence of any one or more of the following events (in this Section 18 sometimes called an "EVENT OF DEFAULT") shall constitute a default and breach of this Sublease by Subtenant:

            (a) If Subtenant fails to pay Rent or any other amount when due and payable, and such failure continues for a period of ten (10) days after written notice thereof is given by Sublandlord to Subtenant.

            (b) If Subtenant fails to perform any of Subtenant's nonmonetary obligations under this Sublease for a period of thirty (30) days after written notice thereof is given by Sublandlord to Subtenant; provided, however, that if such failure is of the nature that it cannot reasonably be cured within such thirty-day period, then Subtenant shall have such additional time as is reasonably necessary to cure such failure as long as Subtenant commences to cure such failure within such thirty-day period and thereafter diligently pursues such cure to completion.

            (c) If (i) Subtenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Subtenant and is not dismissed within thirty (30) days; (iii) a trustee or receiver is appointed to take possession of substantially all of Subtenant's assets located at the Subleased Premises or of Subtenant's interest in this Sublease and possession is not restored to Subtenant within thirty (30) days; or
(iv) substantially all of Subtenant's assets located at the Subleased Premises or of Subtenant's interest in this Sublease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within thirty (30) days.

            (d) If Subtenant fails to comply with any applicable terms and provisions of the Lease or causes or permits any default under the Lease.

      Upon the occurrence of an Event of Default by Subtenant, and at any time thereafter, with or without notice or demand and without limiting Sublandlord in the exercise of any other right or remedy which Sublandlord may have, Sublandlord shall be entitled to exercise the following rights and remedies:

                  (i) Sublandlord may terminate Subtenant's right to possession of the Subleased Premises by any lawful means (in which case this Sublease shall not terminate unless Sublandlord gives written notice to Subtenant of its intention to terminate this Sublease), in which event Subtenant shall immediately surrender possession of the Subleased Premises to Sublandlord.

                  (ii) At any time after an Event of Default, whether or not Sublandlord shall have terminated this Sublease, Sublandlord shall be entitled to recover from Subtenant, and Subtenant shall pay to Sublandlord, on demand, for damages for Subtenant's default, an amount equal to the then present worth of (A) the aggregate of the Rent and any other charges to be paid by Subtenant hereunder for the unexpired portion of the Term (assuming this Sublease had not been terminated), less (B) the fair market rental value of the Subleased Premises during such period, together with all other damages suffered by Sublandlord, which shall include, without limitation, all costs of renovating the Subleased Premises and reletting same and reasonable attorneys' fees. Nothing herein contained shall limit or prejudice the right of Sublandlord to prove and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater than, equal to or less than the amount referred to above.

      All rights, options and remedies of Sublandlord contained in this Sublease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Sublandlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Sublease.

      19. DEFAULT BY SUBLANDLORD. In the event of any alleged breach by Sublandlord of its covenants contained in this Sublease, Subtenant shall have available all rights and remedies provided at law or in equity, subject to the terms and conditions of this Sublease; provided, however, Subtenant may not exercise any such right or remedy unless Subtenant has notified Sublandlord by written notice of such alleged default, and Sublandlord has not cured such default within the thirty (30) day period subsequent to receipt of such notice or, in the event such alleged default is of such a nature that it cannot reasonably be cured within such thirty day period, Sublandlord has failed to cure such alleged default with all due diligence. Notwithstanding anything to the contrary contained in this Sublease, in no event shall Subtenant be entitled to terminate this Sublease or to abate or offset Rent or any other payments to be made by Subtenant hereunder, except as may be otherwise provided by the law of the jurisdiction in which the Subleased Premises are located.

      20. TERMS OF LEASE INCORPORATED. This Sublease is subject and subordinate to all of the terms and conditions of the Lease, all of which are hereby incorporated herein by reference and made a part hereof. Subtenant does hereby agree to be bound by the terms and conditions of the Lease, including any and all amendments, modifications, substitutions and renewals thereof, with respect to Subtenant's use and occupancy of the Subleased Premises and business operations conducted therein. Without limiting the generality of the foregoing, the consent of Sublandlord, which shall not be unreasonably withheld, conditioned, or delayed, shall be required for any action of Subtenant which would require the consent of Landlord under the Lease. Subtenant acknowledges that the rights granted to it under this Sublease are not in any sense greater or broader than the rights granted to Sublandlord under the Lease.

      21. SUBORDINATION. This Sublease and the interest of Subtenant in the Subleased Premises is and shall be at all time subordinate in all respects to any existing or future mortgagee, beneficiary under a deed of trust, or other holder of a security interest in Sublandlord's interest in the Subleased Premises, and to any and all advances made on the security thereof and to all renewals, modifications, consolidation, and extensions thereof. Subtenant agrees to accept and attorn to any lender or mortgagee who succeeds to the interest of Sublandlord under the Lease and this Sublease, provided that Subtenant's tenancy in and occupancy and use of the Subleased Premises shall not disturbed if Subtenant is not in default hereunder. Subtenant agrees to execute such documents or instruments as required by Sublandlord's lender or mortgagee with respect to this Section 20.

      22. NOTICES. All notices, demands and requests under this Sublease shall be in writing, and shall not be effective unless given by prepaid registered or certified mail, return receipt requested, by nationally recognized commercial overnight courier service, by hand-delivery with a signed acknowledgment of receipt by the receiving party, or by confirmed facsimile transmittal (if a facsimile number is listed below), addressed as follows:

            If to Sublandlord:   FMI International LLC
                                 800 Federal Blvd.
                                 Carteret, NJ 07008
                                 Attn: President
                                 Facsimile: (732) 750-4338

            If to Subtenant:     Footstar Corporation
                                 One Crosfield Avenue
                                 West Nyack, NY 10994
                                 Facsimile: 845-727-6661
                                 Attention: Legal Department

            with a copy to:      Footstar Corporation
                                 933 MacArthur Boulevard
                                 Mahwah, NJ 07430
                                 Facsimile:
                                 Attention:

or at such other address or facsimile number as any party may hereafter designate by written notice to all other parties. The effective date of all notices shall be the date of receipt by the party to whom the notice is addressed or, if receipt of such notice is not accepted or is not possible due to a change in address or facsimile number for which the sending party did not receive notice, the effective date of such a notice shall be the date of mailing such notice, if mailed, the date of delivery to a courier service, if delivered by courier, the date of attempted delivery, if hand delivered, or the date of the attempted facsimile transmittal, if delivered by facsimile.

      23. BROKERS. Subtenant represents and warrants that it has not had any dealings with any real estate brokers, finders or agents in connection with this Sublease and agrees to indemnify, defend (with counsel selected by Sublandlord) and hold Sublandlord and Sublandlord's nominees, successors and assigns harmless from any and all claims, costs, commissions, fees or damages by any person or firm (other than) whom Subtenant authorized or employed, or acted by implication to authorize or employ, to act for Subtenant in connection with this Sublease.

      24. ENTRY. Sublandlord and its designees shall have the right from time to time during normal business hours, with reasonable advance notice to Subtenant, to enter the Leased Premises for the purpose of inspecting the Subleased Premises and showing the Subleased Premises to prospective purchasers, tenants and lenders. Notwithstanding the foregoing, in the event of an emergency or following a default by Subtenant hereunder, Sublandlord shall be permitted to enter the Subleased Premises at any time and without notice to Subtenant.

      25. CONFIDENTIALITY. Subtenant and its shareholders, partners, members, officers, directors, employees, agents and representatives will not disclose the subject matter or terms of this Sublease or the transaction contemplated hereby unless Subtenant obtains Sublandlord's prior written consent thereto, which written consent may be withheld at Sublandlord's reasonable discretion; provided, however, that the provisions of this Section 25 shall not apply to any disclosure required by legal authorities or any disclosure to Subtenant's lenders, architects, accountants, and attorneys.

      26. MISCELLANEOUS. Time is of the essence of this Sublease and of the performance by Subtenant of each and every term and condition of this Sublease and of each and every term and condition of the Lease which the Subtenant has herein agreed to keep and perform.

            (a) This Sublease contains all of the agreements between Sublandlord and Subtenant and may not be modified except by written instrument duly executed by the parties.

            (b) The terms and conditions of this Sublease shall extend to and be binding upon the successors and permitted assigns of the respective parties.

            (c) Subtenant agrees to look solely to Sublandlord's interest in the Subleased Premises for the recovery of any judgment from Sublandlord, it being agreed that Sublandlord, or if Sublandlord is a partnership, its partners, whether general or limited, or if Sublandlord is a corporation, its directors, officers or shareholders, or if Sublandlord is a limited liability company, its members, shall never be personally liable for any such judgment.

            (d) In the event of any assignment of the Lease by Sublandlord, Sublandlord shall be automatically freed and released from all personal liability accruing from and after the date of such assignment as respects the performance of any covenant or obligation on the part of Sublandlord contained in this Sublease to be performed, it being intended hereby that the covenants and obligations contained in this Sublease on the part of Sublandlord shall be binding on the Sublandlord and its successors and assigns only during and in respect to the respective successive periods in which such parties are the tenant or lessee under the Lease.

            (e) If Subtenant shall request the consent of Sublandlord hereunder or shall request that Sublandlord review any documentation in connection herewith, Subtenant shall reimburse Sublandlord (as applicable), on demand, for all attorneys' fees incurred in connection with considering such request for consent and for preparing, reviewing and/or negotiating any documentation in connection therewith.

            (f) The Subleased Premises shall be kept by Subtenant in a clean condition, free of any objectionable noises (including without limitation, loudspeakers which can be heard outside of the Subleased Premises), odors or nuisances, and all health and policy regulations shall, in all respects and at all times, be fully complied with by Subtenant.

            (g) Subtenant shall not permit any instruments to be recorded against the Demised Premises.

            (h) ESTOPPEL CERTIFICATE. Subtenant agrees at any time and from time to time, upon not less than ten (10) days prior written request from Sublandlord, to execute, acknowledge and deliver to the requesting party a statement in writing, in form and content reasonably acceptable to Sublandlord, an estoppel certificate, stating that this Sublease is in full force and effect and unmodified (except for such modifications as may be disclosed in the estoppel certificate), there are no defaults by either party under this Sublease (or stating the nature of any such defaults), the Term, the Rent, and such other provisions as may reasonably requested by Sublandlord.

         [Balance of page intentionally blank; signature page follows.]

      IN WITNESS WHEREOF, this Sublease has been duly executed by Sublandlord and Subtenant as of the dates set forth below.

                                 SUBLANDLORD:

                                 FMI INTERNATIONAL LLC, a Delaware limited liability company

                                 By: /s/ Michael Desaye
                                     --------------------
                                 Name: MICHAEL DESAYE
                                 Title: COO

                                 SUBTENANT:

                                 FOOTSTAR CORPORATION, a Texas corporation

                                 By: ___________________________
                                 Name: _________________________
                                 Title: ________________________

      IN WITNESS WHEREOF, this Sublease has been duly executed by Sublandlord and Subtenant as of the dates set forth below.

                                 SUBLANDLORD:

                                 FMI INTERNATIONAL LLC, a Delaware limited liability company

                                 By: ___________________________
                                 Name: _________________________
                                 Title: ________________________

                                 SUBTENANT:

                                 FOOTSTAR CORPORATION, a Texas corporation

                                 By: /s/ Stephen R. Wilson
                                     ------------------------
                                 Name: Stephen R. Wilson
                                 Title: Executive Vice President & Chief
                                        Administrative Officer